UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01    Completed Acquisition or Disposition of Assets.

Key Logistics Portfolio

On July 14, 2021, BCI IV Portfolio Real Estate Holdco LLC, a Delaware limited liability company (“Black Creek Holdco”), an indirect wholly owned subsidiary of Black Creek Industrial REIT IV Inc. (the “Company”), acquired a 100% fee interest in 48 industrial buildings totaling approximately 8.3 million square feet on approximately 480.7 acres (the “Key Logistics Portfolio”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and between Black Creek Holdco, Prologis Targeted U.S. Logistics Fund, L.P., a Delaware limited partnership (“USLF”), Prologis USLV Operating Partnership, L.P., a Delaware limited partnership (“USLV”), and Prologis USLV SubREIT 1, LLC, a Delaware limited liability company (“USLV SubREIT”, and together with USLF and USLV, the “Sellers”). The Key Logistics Portfolio is located in 13 geographic markets throughout the United States and is 96.4% occupied by 83 customers with a weighted-average remaining lease term (based on square feet) of approximately 3.4 years. One customer in the Key Logistics Portfolio individually leases more than 10% of the total rentable area, as described below:

●	Radial, Inc., a multinational e-commerce company, leases 1.0 million square feet, or approximately 11.6% of the portfolio’s rentable area, under one lease that expires in 2026 with two options to extend the term of the lease for five years each. The annual base rent under the leases is currently $3.6 million and is subject to annual rent escalations of approximately 2% in 2022, 2023, 2024, and 2025.

The total purchase price was $920.0 million, subject to customary prorations. The Sellers are not affiliated with the Company or its affiliates. The Company funded the acquisition using proceeds from the Company’s public offering and funds from its existing credit facility.

The Company, through BCI IV Operating Partnership LP (“BCI IV OP”), has a program under which it intends to raise capital in private placements exempt from registration under Section 506(b) of the Securities Act of 1933, as amended (the “Securities Act”) through the sale of beneficial interests in Delaware statutory trusts holding real properties (the “DST Program”). Following the closing, 12 of the 48 buildings in the Key Logistics Portfolio, totaling approximately 4.2 million square feet, were placed in one or more Delaware statutory trusts (“DST Properties”) and became a part of the Company’s DST Program. Pursuant to the terms of the DST Program, the interests in the DST Properties are owned by a taxable REIT subsidiary of BCI IV OP and will be sold to third party investors. The Company, through a subsidiary of BCI IV OP, holds long-term leasehold interests in the DST Properties pursuant to master leases that are fully guaranteed by BCI IV OP, while third-party investors will ultimately hold some or all of the interests in the DST Properties through their acquisition of beneficial interests in the Delaware statutory trusts.

Item 7.01 Regulation FD Disclosure.

On July 14, 2021, Ares Management Corporation issued a press release regarding the Company’s acquisition of the Key Logistics Portfolio. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.   Financial Statements and Exhibits.

(a) and (b) Financial Statements of Real Estate Property Acquired and Pro Forma Financial Information

To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant will file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than September 29, 2021.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 14, 2021

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit furnished herewith contains forward-looking statements (such as those concerning future rent escalations) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the customers’ continued compliance with the terms of their leases, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

July 14, 2021	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Senior Vice President, Chief Financial Officer and Treasurer